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                                                                  EXHIBIT 10.2

                          RELEASE OF SECURITY INTERESTS

         THIS RELEASE OF SECURITY INTERESTS (this "Release") is made as of January 3, 2003 by and between Bankers Insurance Group, Inc., a Florida corporation ("BIG"), Bankers Underwriters, Inc., a Florida corporation ("BUI") (BIG and BUI herein, collectively "Grantor") and Insurance Management Solutions Group, Inc., a Florida corporation ("Grantee").

         WHEREAS, Grantor and Grantee entered into a Credit and Security Agreement (the "Credit Agreement"), dated as of August 15, 2002 whereby Grantee provided a revolving line of credit to Grantor ("Credit Line"); and

         WHEREAS, in connection with the establishment of the Credit Line, Grantor and Grantee executed and delivered the following documents: the Revolving Line of Credit Master Promissory Note, Collateral Assignment of Flood Book, UCC-1 Financing Statement, and Further Assurances Agreement, all dated as of August 15, 2002 (collectively together with the Credit Agreement, the "Loan Documents"); and

         WHEREAS, pursuant to the terms and conditions of the Credit Agreement, Grantor granted to Grantee a first priority security interest in the book of flood insurance business which is more particularly described on Schedule A attached hereto (the "Flood Book"); and

         WHEREAS, pursuant to the terms and conditions of the Credit Agreement Grantor appointed Grantee with full power of substitution and revocation, as its attorney-in-fact ("Attorney-in-Fact") with respect to the Flood Book; and

         WHEREAS, Grantor desires to satisfy all of its obligations under the Loan Documents by paying Grantee an amount equal to $6,666,090.41(the "Payoff Amount") comprised of $66,090.41 of accrued interest, fees and expenses under the Loan Documents and $6,600,000.00 in respect of principal outstanding under the Credit Line as of the date hereof.

         NOW, THEREFORE, Grantee hereby agrees that, effective immediately upon receipt of payment by a Federal funds wire transfer of the Payoff Amount:

         1. Grantee terminates, cancels and releases any and all security interests it has in, and any lien of any kind it has against, the Flood Book;

         2. Grantee relinquishes its appointment as Attorney-in-Fact with respect to the Flood Book;

         3. Grantee terminates any and all Loan Documents that do not otherwise terminate pursuant to their terms;

         4. Grantee releases Grantor from any and all claims, counterclaims and other differences that do, could or may hereafter exist between Grantor and Grantee, or could have been or could be brought on their behalf, relating to, arising from or in connection with the Loan Documents and the Flood Book.


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         5.       Grantee represents and warrants that (a) it has the full power and authority to execute this Release, and (b) it has not assigned, transferred, restricted or otherwise encumbered any security interest it has against the Flood Book.

         6. Grantee shall, at Grantor's sole cost and expense, take all further actions, and provide to Grantor, Grantor's successors, assigns or other legal representatives, all such cooperation and assistance (including, without limitation, the execution and delivery of any and all documents or other instruments), reasonably requested by Grantor to more fully and effectively effectuate the purposes of this Release and convey the Flood Book to any subsequent purchaser or assignee of the Flood Book.



         IN WITNESS WHEREOF, Grantee has caused this Release to be executed by its duly authorized representative as of the date first above written.



                                    INSURANCE MANAGEMENT SOLUTIONS GROUP, INC.



                                    Name:   s/s David M. Howard
                                            -------------------



                                    Title:  President & CEO
                                            -------------------


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                                   SCHEDULE A

                            DESCRIPTION OF FLOOD BOOK

The Flood Book, inclusive of all agency agreements pertaining thereto, consists of in excess of 350,000 flood insurance policies on properties located in various states of the United States and all accounts and contract rights (as those terms are defined by the Uniform Commercial Code as adopted by the State of Florida) with insurance agents, including but not limited to general agency agreements with respect to the sale of federal flood insurance.


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